                                  EXHIBIT 3(i)

                           ARTICLES OF INCORPORATION

Filing No. 155083                                                     DOMESTIC

                            UNITED STATES OF AMERICA

                           [STATE OF WASHINGTON SEAL]


I, VICTOR A. MEYERS, Secretary of State of the State of Washington, do hereby certify that

                                    AMENDED

                           ARTICLES OF INCORPORATION

                                     OF THE

                             METALINE CONTACT MINES

(Changing Registered Office to 1017 Paulsen Bldg., Spokane; making time of existence perpetual; amending purposes; repealing Articles IV and V and adding
Article IX, and increasing capital to $1,000,000.00) a Domestic Corporation, of Spokane, Washington, was, on the 24th day of July, A.D. 1961, at 1:35 o'clock P.M., filed for record in this office and now remains on file herein.


[STATE OF WASHINGTON SEAL]             IN TESTIMONY WHEREOF, I have hereunto set
                                          my hand and affixed hereto the Seal
                                          of the State of Washington. Done at
                                          the Capitol, at Olympia, this 24th day
                                          of July, A.D. 1961.

                                        /s/ VICTOR A. MEYERS
                                        ----------------------------------------
                                        VICTOR A. MEYERS, SECRETARY OF STATE


                                      By /s/ (MRS.) JEAN. C. DUNKER
                                        ----------------------------------------
                                             ASSISTANT SECRETARY OF STATE.

                                                              APPROVED
                                                        AS TO FORM AND FILED
                                                            JULY 24, 1961
                                                           VICTOR A. MEYERS
                                                        SECRETARY OF STATE
                                                        BY /s/ JEAN DUNKER
                                                    ----------------------------
                                                    ASSISTANT SECRETARY OF STATE


                                 CERTIFICATE OF
                             ARTICLES OF AMENDMENT
                        OF THE ARTICLES OF INCORPORATION
                      AND TO INCREASE THE CAPITAL STOCK OF
                             METALINE CONTACT MINES
                            A WASHINGTON CORPORATION

     The undersigned, CHARLES E. SCHWAB, the President, and R. C. LYONS, the Secretary, of METALINE CONTACT MINES, a corporation organized and existing under and by virtue of the laws of the State of Washington, with its principal office at Spokane, County of Spokane, State of Washington, do hereby certify that at a special meeting of the stockholders duly held pursuant to the By-Laws on Friday, May 5, 1961, at 2:00 o'clock P.M., at which meeting 46,650 shares of the preferred stock out of a total of 54,750 shares of preferred stock issued and outstanding, and 2,271,500 shares of common stock out of a total of 2,344,001 shares of common stock issued and outstanding, having voting power, was represented at the meeting, either in person or by proxy, and at which meeting the preferred stockholders and common stockholders voted separately and more than two-thirds of each class of stock voted in favor of resolutions to amend the Articles of Incorporation and increase the capital stock as follows:

                                  ARTICLE II.

     That Article II of the Articles of Incorporation, which reads as follows:

     That the Principal place of business of the said corporation shall be in the city of Spokane, State of Washington.

be amended to read as follows:

     The location and post office address of the registered office of the company in the State of Washington shall be at 1017 Paulsen Building, Spokane 1, Washington.

                                  ARTICLE III.

      That Article III of the Articles of Incorporation, as amended, which reads as follows:

      The capital stock of said corporation shall be the sum of $387,500.00 divided into 2,750,000 shares of common stock of the par value of five (5) cents each, and 250,000 shares of preferred stock of the par value of one ($1.00) dollar each.

be amended to read as follows:

      The capital stock of this corporation shall be the sum of $1,000,000.00 consisting of 20,000,000 shares of common stock of the par value of 5 (cents) each. The corporation shall issue 1,095,000 shares of its new common stock above provided for in exchange for the presently outstanding 54,750 shares of preferred stock of the par value of $1.00 per share, with dividend arrearages, on the basis of 20 shares of new common stock for each share of preferred stock.

                               ARTICLES IV AND V.

      That Articles IV and V of the Articles of Incorporation be repealed, which Articles in consecutive order read as follows, to-wit:

      ARTICLE IV. That of the said shares Two Hundred and Fifty Thousand (250,000), shall be Cumulative Preferred shares.

      ARTICLE V. That the preference rights attaching to the above Preferred shares shall be:

      (a) That they shall be preferred as to dividends, cumulatively, at the rate of Seven Per Cent per annum from date of issue.

      (b) That in the event of liquidation of the Company that shall be preferred as to the full amount of principal and accumulated and unpaid dividends.


      (c) This Preferred Stock shall be subject to call by the Company upon thirty days advertised notice any time after January 1st, 1932 at One Dollar and Ten Cents per share plus any unpaid dividends.

                                  ARTICLE VI.

      That Article VI of the Articles of Incorporation, which reads as follows:

      The term of existence of this corporation shall be Fifty Years.

be amended to read as follows:

      This corporation shall have perpetual existence.

                                  ARTICLE VII.

      That Article VII of the amended Articles of Incorporation, which reads as follows:

      The number of trustees of this corporation shall be five (5), and any vacancy in the Board may be filled by the majority vote of the acting trustees, such appointment to be valid until the next annual meeting of the Company.

be amended to read as follows:

      The number of trustees of this corporation shall be five (5), and any vacancy in the Board may be filled by the majority vote of the acting trustees, such appointment to be valid until the next annual meeting of the Company.

      In furtherance and not in limitation of the powers conferred by statute the Board of Trustees is expressly authorized:

      To make and repeal or alter the by-laws of this corporation with the exception of provisions of the by-laws regarding qualifications of the trustees, classification of the trustees or the term of office or compensation of the trustees.

      To cause to be executed mortgages and liens upon the real and personal property of this corporation.

      To set apart out of the net profits arising from the business of this corporation a reserve or reserves for any proper purpose, or to abolish any such reserve in the same manner in which it was created.

      By resolution passed by a majority of the whole Board to designate two or more trustees to constitute an executive committee which, to the extent and time provided for in such resolution, shall have and exercise the authority of the Board of Trustees in connection with the management of the business of the corporation.

                                 ARTICLE VIII.

      That Article VIII of the Articles of Incorporation be amended to read as follows:

      The purposes for which this corporation is formed are:

      To acquire by appropriation, discovery, location, lease, license, grant, bond, option, devise, purchase, agreement, or otherwise, and to hold, own, possess, enjoy, develop, mine, work, operate and exploit mineral deposits of gold, silver, lead, zinc, copper, antimony, cadmium, and any other minerals and any other lode or placer mines or deposits, tunnels, mining and tunneling property, and any right, title or interest therein, and also such lands, mills, mill sites, tunnel sites, buildings, construction plants, appliances, equipments, fixtures, machinery, discoveries, improvements, inventions, patents, patent rights, dumps and dump rights, ditches, flumes, pipes and pipe lines, reservoirs, water, ditch and reservoir rights or priorities, railways, tramways, right-of-way easements, appurtenances, privileges, franchises and other property rights, real or personal, as may be deemed by the Trustees for the time being of said corporation to be necessary or desirable for the practical working, development, mining, exploration or enjoyment of all or any of the corporation's property, acquired or to be acquired.

      To purchase, construct, lease or otherwise acquire, operate, maintain, and repair milling, concentration, reduction, smelting, refining works for the treatment, reduction, smelting, or refining, for hire or otherwise, of metalliferous or other ores and the extraction or concentration of the metals or minerals contained therein.

      To purchase, erect, lease or otherwise acquire, maintain and operate buildings, machinery, constructions, works and plants for the sampling and treatment of metalliferous or other ores. To buy, reduce, smelt, mill, sell and generally deal in all kinds of ores, concentrates, tailing, mill or smelter products, bullion, metals and minerals, either on its own account or on commission or otherwise for other persons or corporations.

      To acquire by appropriation, locations, lease, contract, grant, purchase, conveyance or otherwise, and to own, hold, possess and enjoy any right, title or interest in or to any lands, tenements, hereditaments, appurtenances, mill sites, water or ditch rights, rights-of-way, franchises, easements, or other property, real or personal, incident, necessary or



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
desirable in the operation of milling plants or machinery for the smelting, reducing, refining or treatment of ores or minerals, or the extraction of any ore or mineral therefrom or from any object of operation referred to herein.

To purchase, construct, lease or otherwise acquire and operate and maintain buildings, constructions, flumes, machinery, appliances, equipments, fixtures, easements, and appurtenances for generating electricity for lighting and the distribution of power and for other purposes.

To acquire by appropriation, location, purchase, lease or otherwise, water and water rights, ditches and ditch rights, and water priorities and apply the same to beneficial uses, and to purchase or construct, operate and maintain ditches and flumes for the distribution of water for irrigation, sanitary, domestic and other uses.

To maintain transmission lines for the purpose of distributing electricity; to furnish electricity for power and lighting purposes; to sell, deliver and distribute the same and to maintain, equip, hold, own, possess and enjoy all appliances incident or necessary thereto.

To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares, and merchandise, and real and personal property of every class and description.

To acquire the property rights and assets of other corporations and to pay for the same in either cash, stocks, bonds or debentures or other evidence of indebtedness of this corporation and in connection with such acquisitions to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses, and privileges, inventions, improvements, and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidence of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation, or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership.

      To issue bonds, debentures, or obligations of this corporation from time to time, for any of the objects or purposes of the corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise.

      To purchase, hold, sell, and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided, further, that shares of its own capital stock belonging to it shall not be voted directly or indirectly.

      To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount, to purchase or otherwise acquire properties by issuance of its stock or by the transfer of other properties or by cash payment, and to hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories, colonies or possessions of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony, Possession or Country.

      In general, to carry on any other business in connection with the foregoing, whether manufacturing or otherwise, and to have and exercise all the powers conferred by the laws of Washington upon corporations formed under the laws of said State, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

      The foregoing clauses shall be construed both as objects and powers; and as in furtherance of and not in limitation of the general powers conferred by the State of Washington; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

                                  ARTICLE IX.

      That Article IX be added to the Articles of Incorporation reading as follows:

      The existing stockholders shall have no preemptive or other right over other persons to subscribe for or purchase additional or increase stock in this corporation in proportion to their respective holdings of the original stock.

          IN WITNESS WHEREOF the said METALINE CONTACT MINES, a corporation, has caused these presents to be executed by its president, and the corporate seal to be affixed, and attested by its secretary this 13 day of July, 1961.

                                             METALINE CONTACT MINES



                                             By /s/ CHARLES E. SCHWAB
                                                --------------------------------
                                                         Its President

(CORPORATE SEAL)

ATTEST:


By /s/ R. C. LYONS
   ---------------------------------
            Its Secretary

STATE OF IDAHO     )
                   ) ss.
County of Shoshone )


     CHARLES E. SCHWAB and R. C. LYONS, being first duly sworn, on oath depose and say:

     That they are the duly elected, qualified and acting president and secretary, respectively, of METALINE CONTACT MINES, a corporation organized and existing under and by virtue of the Laws of the State of Washington; that they have each read the foregoing Certificate of Articles of Amendment of the Articles of Incorporation and to Increase the Capital Stock of Metaline Contact Mines, executed in triplicate by said corporation on this date; and that they are authorized as president and secretary of the corporation to execute the same; that they know the contents thereof and certify that the same is true and correct.



                                             /s/ CHARLES E. SCHWAB
                                             --------------------------------
                                                      Charles E. Schwab


                                             /s/ R. C. LYONS
                                             --------------------------------
                                                            R. C. Lyons

     SUBSCRIBED AND SWORN TO before me this 13 day of July, 1961.


                                             /s/ IRA A. ROBSON
                                             --------------------------------
                                             Notary Public in and for the State
                                             of Idaho, residing at _____________
                                             My Commission expires _____________
                                                  NOTARY PUBLIC RESIDING AT
                                                       KELLOGG, IDAHO
                                             My commission expires Jan. 26, 1964

                          ARTICLES OF INCORPORATION OF

                            METALINE CONTACT MINES.

Know all men by these presents that we, S. W. O'Brien and Edmund P. Twohy, citizens of the United States and residents of the State of Washington, residing at Spokane, Wash., do hereby associate ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of Washington, and in pursuance of that purpose we do hereby certify:

                                   Article I.

That the name of the said corporation shall be "Metaline Contact Mines".

                                  Article II.

That the principal place of business of the said corporation shall be in the city of Spokane, State of Washington.

                                  Article III.

That the capital stock of the said corporation shall be the sum of Three Million Dollars, ($3,000,000), divided into three million shares of the par value of ONE DOLLAR each, fully paid and non-assessable.

                                  Article IV.

That of the said shares Two Hundred and Fifty Thousand (250,000), shall be Cumulative Preferred shares.

                                   Article V.

That the preference rights attaching to the above Preferred shares shall be:

(a) That they shall be preferred as to dividends, cumulatively, at the rate of Seven Per Cent per annum from date of issue.

(b) That in the event of liquidation of the Company that shall be preferred as to the full amount of principal and accumulated and unpaid dividends.

(c) This Preferred Stock shall be subject to call by the company upon thirty days advertised notice any time after January 1st, 1932 at One Dollar and Ten Cents per share plus any unpaid dividends.

                                  Article VI.

The term of existence or this corporation shall be Fifty Years.

                                  Article VII.

The number of Trustees of this corporation shall be Three, and the names of the Trustees who shall manage the affairs of the Company during the first six months of its existence shall be

                        Edmund P. Twohy, Spokane, Wash.
                        William P. Hopkins, Spokane, Wash.,
                        S. W. O'Brien, Spokane, Wash.

                                 Article VIII.

The purposes for which this corporation is formed are:

To carry on the business of mining, milling, concentrating, converting, smelting, treating, preparing for market, manufacturing, buying, selling, exchanging and otherwise producing and dealing in gold, silver, copper, lead, zinc, brass, iron, steel and all kinds of ores, metals, minerals and other valuable materials, and the products and byproducts thereof of every kind and description, and by whatever process the same can be or may be hereafter produced; and generally and without limit as to amount to buy, sell, exchange, lease acquire and deal in lands, mines, and mineral rights and claims, and to conduct all business appertaining thereto; to purchase, lease or otherwise acquire mining rights, plants, machinery, tools and other properties whatever, which this corporation may from time to time find to be to its advantage and purposes. To mine and market any mineral or other product, which may be found in or on such lands, and to explore, work, exercise, develop and turn to account the same.

Further for the purpose of attaining and furthering any of its objects to do any and all other acts and things, and to exercise any and all other powers, which a co-partnership or natural person could do and exercise, and which, now or hereafter, may be authorized by law.

In witness whereof we have hereunto set our hands and seals this 15th of November, 1988.


                                              /s/ S.W. O'BRIEN
                                             -----------------------------------

                                              /s/ EDMUND P. TWOHY
                                             -----------------------------------

State of Washington
                    S.S.
County of Spokane.

            I F.A. Garrecht, a notary public in and for said county and State do hereby certify that on the 15th day of November, 1988, personally appeared before me S. W. O'Brien and Edmund P. Twohy, known to me to be the identical persons named in and who executed the foregoing instrument and acknowledged that they and each of them signed and executed the foregoing articles of incorporations their free and voluntary act and deed, and for the uses and purposes therein mentioned. In witness whereof I have hereunto set my hand and official seal the day and year in this certificate above written.


                                      /s/  F.A. GARRECHT
                                     ------------------------------------
                                     Notary Public in and for the State
                                     of Washington, residing at Spokane, Wash.

           APPROVED
           AND FILED
         NOV - 3 1941
         BELLE REEVES
      SECRETARY OF STATE
By: /s/ [SIGNATURE ILLEGIBLE]
   ----------------------------
   Assistant Secretary of State

                       AMENDED ARTICLES OF INCORPORATION

                                       of

                             METALINE CONTACT MINES

                                  -----------

                                  ARTICLE III.

        The capital stock of said corporation shall be the sum of $387,500.00, divided into 2,750,000 shares of common stock of the par value of five (5 cents) cents each, and 250,000 shares of preferred stock of the par value of one ($1.00) dollar each.

        We, the President and Secretary of Metaline Contact Mines, hereby certify that at a meeting of the stockholders of said corporation specifically called for that purpose Article III was amended to read as above by the vote of the holders of more than two-thirds of the voting power of all shareholders, cast in person or in proxy, to-wit, by a vote of 1,910,563 shares of common stock and 17,250 shares of preferred stock out of the total stock outstanding of 2,200,000 shares of common and 50,000 shares of preferred.

        There is attached hereto as Exhibit "A" and made a part hereof a statement of the financial condition of the corporation and the proposed reduction will not reduce the fair value of the assets of the corporation to an amount less than the total amount of its debts and liabilities, plus the amount of its capital stock as so reduced.


                                        /s/ W. HOPKINS
                                        -----------------------------------
                                                        President

                                        /s/ E. P. TWOHY
                                        -----------------------------------
                                                        Secretary

STATE OF WASHINGTON     )
                        )       ss.
COUNTY OF SPOKANE       )

        I, Frank Funkhouser, a notary public in and for the State of Washington, do hereby certify that on the 31st day of October, 1941, personally appeared before me WM. P. HOPKINS and E. P. TWOHY, known to me to be the identical persons named in and who executed the foregoing instrument and acknowledged that they and each of them signed and executed the foregoing Amended Articles of Incorporation, as their free and voluntary act and deed, for the uses and purposes therein mentioned.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year in this certificate above written.

                                        /s/ GRANT FUNKHOUSER
                                        ---------------------------------------
                                        Notary Public in and for the State
                                        of Washington, residing at Spokane

                                                                     EXHIBIT "A"

                            CONDENSED BALANCE SHEET

                                       of

                             METALINE CONTACT MINES

                               as of July 1, 1941

                                     ------

ASSETS:
-------

  Properties                                      $1,000,000.00
  Cash in Bank                                           283.49    $1,000,283.49
                                                  -------------

LIABILITIES:
------------

  Open book account, including interest to date        5,804.70
  Note                                                 1,705.00
    (interest at 6% to be added from 4/10/37)
  *First Production Note                              10,000.00
    (interest at 6% to be added from 12/31/36)
  *First Production Note                              10,000.00
    (interest at 6% to be added from 12/23/37)
  *Second Production Note                             47,000.00
    (interest at 6% to be added from 12/31/36)

PREFERRED STOCK
  (Authorized - 250,000 shares, par value $1 each)
  Outstanding                                         50,000.00
  Contracted to be issued, but not yet issued         30,000.00

COMMON STOCK
  (Authorized - 2,750,000 shares, par value of
    5 cents each)
  Outstanding - 2,200,000 shares                     110,000.00
  Contracted to be issued, but not yet
     issued - 45,000 shares                            2,250.00
                                                     733,523.79    $1,000,283.49
                                                   ------------

SURPLUS

Principal and interest payable only from the net production, or operation, or lease, or sale of properties.

                       AMENDED ARTICLES OF INCORPORATION

                                       of

                             METALINE CONTACT MINES
                                      ---

          ARTICLE VII. The number of trustees of this corporation shall be five
     (5), and any vacancy in the Board may be filled by the majority vote of the acting trustees, such appointment to be valid until the next annual meeting of the Company.

     We, the President and Secretary of Metaline Contact Mines, do hereby certify that at a special meeting of the Board of Trustees of said corporation, and in accordance with the written consent of all the stockholders then and there on file with the Company, Article VII of its Articles was amended to read as above and the undersigned directed to so certify to the Secretary of State.

                                        /s/ S. W. O'BRIEN
                                        ----------------------------------------
                                                       President

                                        /s/ E. P. TWOHY
                                        ----------------------------------------
                                                       Secretary